Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. Provides Financial Update

SAN ANTONIO, TX March 25, 2020 — Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”), one of the world’s largest outdoor advertising companies, today announced it has drawn down $150 million available under its Revolving Credit Facility to increase liquidity and preserve financial flexibility.

“The Americas segment continued to deliver strong growth into the first quarter of 2020; however we have begun to see weakness in certain European markets affected by COVID-19. In light of the uncertainty presented by the unprecedented pandemic, we expect that future results will be difficult to forecast,” said William Eccleshare, Worldwide Chief Executive Officer of Clear Channel Holdings, Inc. “Given our work to transform our business over the last year as well as our significant liquidity and available levers, we believe we are well-positioned to manage through the economic downturn. In addition, we opted to make a cautionary draw down of $150 million of availability under our revolving credit facility to further preserve financial flexibility.”

Mr. Eccleshare added, “As always, the health and safety of our employees remain our top priority. We are closely monitoring the spread of COVID-19 and its impact on our global business, and we have taken and will continue to take appropriate steps to ensure the continuity of our platform and operations to serve our clients, as local conditions permit.”

As of December 31, 2019, the Company had approximately $399 million of cash on its balance sheet (including $38 million from Clear Media Limited, an indirect, non-wholly owned subsidiary based in China). Together with the $150 million in proceeds received from the draw down on the revolving credit facility, Clear Channel’s pro forma cash position on its balance sheet would have been approximately $549 million. As of December 31, 2019, the first lien leverage ratio was approximately 4.75x 1, which is well below the maximum 7.60x under the terms of the Company’s Senior Secured Credit Facilities. The draw down under the revolver does not impact this ratio, which is calculated on a net basis.

The Company will provide an update during its first quarter of 2020 earnings conference call.

(1) The Company’s first lien leverage ratio presented in this press release is calculated by dividing the Company’s first lien debt as of December 31, 2019, by the Company’s historical EBITDA (as defined by the New Senior Secured Credit Agreement) for the four quarters ended December 31, 2019. The following table presents the Company’s first lien debt as of December 31, 2019:

(In millions)	Four Quarters Ended December 31, 2019
Term Loan Facility	$1,995.0
Clear Channel Outdoor Holdings 5.125% Senior Notes Due 2027	1,250.0
Other debt	4.2
Less: Cash and cash equivalents	(398.9)

Total first lien debt	$2,850.3

The following table reflects a reconciliation of EBITDA (as defined by the New Senior Secured Credit Agreement) to operating income and net cash provided by operating activities for the four quarters ended December 31, 2019:

(In millions)	Four Quarters Ended December 31, 2019
EBITDA (as defined by the New Senior Secured Credit Agreement)	$599.8
Less adjustments to EBITDA (as defined by the New Senior Secured Credit Agreement):
Charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense or one-time compensation charges	(13.0)
Other items	2.5
Less: Depreciation and amortization, Impairment charges, Share-based compensation and Interest income	(336.4)

Operating income	252.9
Plus: Depreciation and amortization, Impairment charges, Loss (gain) on disposal of operating and other assets, net and Share-based compensation	328.5
Less: Interest expense, net	(418.2)
Less: Interest expense on Due from iHeartCommunications, net	(1.3)
Less: Current income tax expense	(48.2)
Less: Other expense, net	(15.4)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net, Foreign exchange transaction loss and Other reconciling items, net)	13.6
Change in operating assets and liabilities, net	102.6

Net cash provided by operating activities	$214.5

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with a diverse portfolio of approximately 460,000 print and digital displays in 32 countries across Asia, Europe, Latin America and North America, reaching millions of people monthly. A growing digital platform includes more than 15,000 digital displays in international markets and more than 1,700 digital displays (excluding airports), including more than 1,400 digital billboards, in the U.S.

Comprised of two business divisions – Clear Channel Outdoor Americas (CCOA), the U.S. and Caribbean business division, and Clear Channel International (CCI), covering markets in Asia, Europe and Latin America – CCO employs approximately 5,900 people globally. More information is available at investor.clearchannel.com, clearchannelinternational.com and clearchanneloutdoor.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our future operating results and liquidity and the impact of the COVID-19 pandemic on our business, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic conditions and their impact on the level of expenditures on advertising, including the effects of Brexit and economic uncertainty in China; our ability to service our debt obligations and to fund our operations and capital expenditures; industry conditions, including competition; our ability to obtain key municipal concessions for our street furniture and transit products; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; other general economic and political conditions in the United States and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts; changes in labor conditions and management; the impact of future dispositions, acquisitions and other strategic transactions; legislative or regulatory requirements; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; restrictions on outdoor advertising of certain products; fluctuations in exchange rates and currency values; risks of doing business in foreign countries; the magnitude of the impact of the COVID-19 pandemic on our operations and on general economic conditions; third-party claims of intellectual property infringement, misappropriation or other violation against us; the risk that the Separation could result in significant tax liability or other unfavorable tax consequences to us and impair our ability to utilize our federal income tax net operating loss carryforwards in future years; the risk that we may be more susceptible to adverse events following the Separation; the risk that we may be unable to replace the services iHeartCommunications provided us in a timely manner or on comparable terms; our dependence on our management team and other key individuals; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; volatility of our stock price; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness and our Preferred Stock limiting our flexibility in operating our business; the effect of analyst or credit ratings downgrades; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Contacts

Press:

Lucy Puddefoot

Clear Channel Outdoor Holdings Inc.

+44(0)7525 731 7333

Lucy.puddefoot@clearchannelint.com

Kirsty Mair

FHF

M +44-7711 462 880

kirsty.mair@fleishmaneurope.com

Juliette Monnet

FHF

M +44 (0) 7510 153 737

juliette.monnet@fhflondon.co.uk

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com